Exhibit 99.5

To Our Valued Partner,
We are pleased to announce that Validus Holdings (“Validus”) and American International Group (“AIG”) have reached agreement on the terms of a recommended cash offer pursuant to which AIG will acquire the entire issued share capital of Validus. It is anticipated that the acquisition will close in mid-2018, subject to a vote by our shareholders and customary regulatory approvals.

Our partnership with AIG brings together two highly complementary companies with strong prospects and limited overlap. Validus’ underwriting expertise, market access, research capabilities and strong history of profitability are core motivations for AIG in the acquisition.  Since our founding in 2005, we have worked tirelessly to deliver solutions to our insurance and reinsurance partners. Fundamentally, we sell a promise to pay.  This collaboration with AIG meaningfully enhances our financial size and strength.

Crop Risk Services (“CRS”) was first established in 1982 as ASI AgriServe Inc., in 2010 we became ADM Crop Risk Services, and in 2017, Validus acquired us.  You can be assured that CRS will deliver the same responsive, solutions-driven approach that we have endeavored to bring to our customers to date, as we have through each of these transitions.  The new management team at AIG has a strong history of support for Crop insurance and CRS will operate within AIG’s General Insurance business largely as it does today, drawing from the strength of its management, underwriting and claims teams. To be part of a group that has one of the biggest balance sheets in the global markets will allow us to meaningfully expand our business, and specifically our capacity, and product offerings.

The group will continue to offer insurance and reinsurance products through Talbot and reinsurance products through Validus Re.  We have designed our processes to ensure that our client information is protected, and no information is shared across the Group. We will continue to maintain a clear separation of the insurance and reinsurance operations going forward.

It is business as usual for the CRS team. However, during the transition process should you have any questions, or concerns you would like to address, please contact me directly.

Thank you for your continued support.

Best Regards,

Brian Young
President, Crop Risk Services
T +217-619-7845
brian.young@cropriskservices.com

Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, Validus will file with the Securities and Exchange Commission ("SEC") a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction.  This material is not a substitute for the proxy statement or any other document which Validus may file with the SEC.  INVESTORS IN AND SECURITY HOLDERS OF VALIDUS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by Validus through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Validus:
Investor Relations
Validus Holdings, Ltd.
441-278-9000
investor.relations@validusholdings.com
Participants in the Solicitation
Validus and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Validus’ shareholders in connection with the proposed transaction. Information regarding Validus’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Validus’ annual proxy statement filed with the SEC on March 16, 2017. A more complete description will be available in the proxy statement on Schedule 14A. You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the SEC. All such documents, when filed or furnished, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus at the Investor Relations contact above.